AMENDMENT TO THE
                            NATIONAL FUEL GAS COMPANY
                           DEFERRED COMPENSATION PLAN


         I, B. J. Kennedy, pursuant to resolutions adopted by the Board of Directors of National Fuel Gas Company on February 18, 1999, do hereby execute the following amendment to the National Fuel Gas Company Deferred Compensation Plan (the "DCP"), effective February 18, 1999 for all cycles of the DCP.

         1. A new Section 1.5 is hereby added to the DCP, which shall read as follows:

                  "1.5  "Change in Control" shall mean

                  (a) either (1)  receipt by the Company of a report on Schedule
                      13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in
                      Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company or
                      (2) actual knowledge by the Company of facts, which would require any Person to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in
                      Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty
                      (20) percent or more of the outstanding stock of the Company;

                  (b) purchase  by any  Person,  other  than  the  Company  or a wholly-owned subsidiary of the Company, or an employee benefit plan sponsored or maintained by the Company or a wholly owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13 d-3 under the 1934 Act in the case of rights to acquire stock);

                  (c) approval  by the  shareholders  of the  Company of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (2) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                  (d) a change in the  majority  of the  members of the Board of directors of the Company within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period."

         2. Former Sections 1.5 through 1.22 and Section 1.24 of the DCP are hereby redesignated as Sections 1.6 through 1.23 and Section 1.25, respectively.

         3.   Former  Section  1.23 of the DCP is hereby  amended to  constitute
              Section 1.24 and shall read as follows:

                  "1.24  "Termination of Employment" shall mean the cessation of
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                  employment with the Company, voluntarily or involuntarily, for any reason other than death or Retirement."

         4.   Article  7  of  the  DCP  is  hereby  relabeled   "Termination  of
              Employment," and is amended and restated to read as follows:

                  "7.1  Termination of Employment  Prior to a Change in Control.
                        -------------------------------------------------------
                  If a Participant incurs a Termination of Employment, and such termination occurs prior to a Change in Control, such
                  Participant shall receive any undistributed Savings Account balance, and his or her Retirement Account balance, as soon as reasonably practicable thereafter, in the form of a lump sum payment, but shall forfeit his or her Accumulation Account balance, if any.

                  7.2  Termination of Employment  After a Change in Control,  or
                       ---------------------------------------------------------
                  Death of the Participant  While  Employed.  If the Participant
                  -----------------------------------------
                  incurs a Termination of Employment after a Change in Control, or dies at any time during his or her employment with the Company, such Participant (or his or her Beneficiary) shall receive any undistributed Savings Account balance, his or her Retirement Account balance, and his or her Accumulation Account balance (if any), as soon as reasonably practicable thereafter, in the form of a lump sum payment.

                  7.3 Retirement.  If the Participant  Retires at any time, such
                      ----------
                  Participant  shall receive any  undistributed  Savings Account
                  balance  in  accordance   with  Article  5,  and  his  or  her
                  Retirement Account and Accumulation Account balances in accordance with Article 6."

         5.   In all other respects, the DCP shall remain unchanged.


                                     NATIONAL FUEL GAS COMPANY



  As of 2/18/99                      /s/  B. J. Kennedy
  -------------                      --------------------------------------
  Dated                              B. J. Kennedy
                                     President, Chief Executive Officer and
                                     Chairman of the Board of Directors